Exhibit 31.1

CERTIFICATION
I, Timothy W. Newkirk, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of MGP Ingredients, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[Intentionally omitted]

4.	[Intentionally omitted]

5.	[Intentionally omitted]

Date:	August 12, 2013
/s/ Timothy W. Newkirk
President and Principal Executive Officer